EXHIBIT 99.1

FOR IMMEDIATE RELEASE
The Jones Group Inc.

Investor Contact:
John T. McClain, Chief Financial Officer
The Jones Group
(212) 703-9189

Media Contacts:
Joele Frank and Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

THE JONES GROUP INC. REPORTS 2013 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

New York, New York - February 10, 2014 - The Jones Group Inc. (NYSE: JNY; the "Company") today reported results for the fourth quarter and year ended December 31, 2013. Revenues for the fourth quarter of 2013 were $889 million, as compared with $972 million for the fourth quarter of 2012. Revenues for the full year 2013 were $3,765 million, as compared with $3,798 million for the full year 2012.

The Company reported adjusted earnings per share ("EPS") of $0.27 for the fourth quarter of 2013, as compared with adjusted EPS of $0.14 for the same period last year. The 2013 fourth quarter results include certain tax benefits of $0.08 per share. Adjusted EPS on a full year basis was $0.91 in 2013, as compared with $1.24 per share in the prior year. The adjusted results exclude charges related to the impairments of certain intangible assets, the impact of severance and other costs related to restructuring activities, certain acquisition and business development-related costs and other costs not considered relevant for period-over-period comparisons (see reconciliation of adjusted earnings to reported earnings in the accompanying schedule).

As reported under generally accepted accounting principles ("GAAP"), the Company reported a fourth quarter loss per share of ($0.61) and ($1.06) for 2013 and 2012, respectively. On a full year basis, the Company reported a GAAP loss per share of ($0.26) and ($0.72) for 2013 and 2012, respectively. The results for both periods include non-cash impairment charges relating to certain goodwill, trademarks and other intangible assets. The non-cash impairment charges of $57 million ($50 million after tax) and $75 million ($66 million after tax) for 2013 and 2012, respectively, were primarily related to goodwill in our Domestic Wholesale Sportswear and International Retail businesses and trademarks utilized in our Domestic Wholesale Footwear and Accessories and Wholesale Jeanswear businesses.

Wesley R. Card, The Jones Group Chief Executive Officer, stated: "We are pleased with the improvement in our fourth quarter operating performance with an increase in adjusted earnings per share to $0.19 versus $0.14 last year, excluding tax benefits of $0.08. Our Domestic Retail, Domestic Wholesale Footwear and Accessories and International Retail businesses achieved the largest operating improvements. Our Sportswear business remained more challenging and promotional, although we are encouraged with our overall turnaround efforts in this business."

Adjusted operating cash flow during 2013 was $113 million, as compared with $207 million in 2012. The current year results reflect a higher level of required investment in working capital, higher interest payments, and lower earnings. Under GAAP, 2013 cash flows from operations were $92 million, as compared with $113 million in the prior year. Both the 2013 and 2012 GAAP results also include acquisition payments related to the Stuart Weitzman business. At year-end, the Company had $116 million in cash and no amounts drawn under its $650 million of committed revolving credit facilities.

John T. McClain, The Jones Group Chief Financial Officer, commented: "Our financial position remains strong. We ended the year with $116 million in cash and our revolver undrawn. We are continuing to focus on inventory management, expense control, and operational efficiencies and believe we will continue to improve margins and maintain a strong balance sheet."

Mr. Card concluded: "We continue to take definitive actions to enhance profitability and are encouraged by the impact of these initiatives. We believe our approach to brand management and focus on our core brands will prove beneficial to future results."

Merger Agreement with Sycamore Partners

On December 19, 2013, the Company announced that it had entered into an Agreement and Plan of Merger providing for the acquisition of the Company by affiliates of Sycamore Partners. Under the terms of the merger agreement, the Company's shareholders will receive $15.00 in cash for each share of the Company's common stock they hold. In connection with the merger, the Company has agreed to suspend the payment of its quarterly dividend. The Board of Directors of the Company unanimously approved the merger agreement. The merger is subject to the approval of a majority of the Company's shareholders that vote on the proposal to approve the merger agreement and certain other customary closing conditions. The transaction is expected to close in the second quarter of 2014. For further information and a copy of the merger agreement, please see the Company's Current Report on Form 8-K filed with the SEC on December 23, 2013.

In light of the proposed merger with affiliates of Sycamore Partners, the Company will not be holding an earnings conference call.

Presentation of Information in the Press Release

Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of the GAAP measures presented to the comparable non-GAAP information appears in the financial tables section of this press release.

About The Jones Group Inc.

The Jones Group Inc. (www.jonesgroupinc.com) is a leading global designer, marketer and wholesaler of over 35 brands with product expertise in apparel, footwear, jeanswear, jewelry and handbags. The Jones Group has a reputation for innovation, excellence in product quality and value, operational execution and talent. The Company also markets directly to consumers through branded specialty retail and outlet stores, through concessions at upscale department stores and through its e-commerce sites.

The Company's internationally recognized brands and licensing agreements (L) include: Nine West, Jones New York, Anne Klein, Kurt Geiger, Rachel Roy (L), Robert Rodriguez, Robbi & Nikki, Stuart Weitzman, Brian Atwood (L), Easy Spirit, Carvela, Gloria Vanderbilt, l.e.i., Bandolino, Enzo Angiolini, Nine & Co., Joan & David, Miss KG, Kasper, Energie, Evan-Picone, Le Suit, Mootsies Tootsies, Erika, Napier, Jessica Simpson (L), Givenchy (L), Judith Jack, Albert Nipon, Pappagallo and Rafe (L).

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expects," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  uncertainties and expenses associated with the proposed acquisition of the Company by Sycamore Partners, including any conditions imposed on the parties in connection with the consummation of the transaction and approval of the transaction by our shareholders (or the failure to obtain such approval);
  the effect that uncertainties related to the proposed acquisition of the Company by Sycamore Partners could have on our business, including our ability to maintain relationships with customers, employees or suppliers;
  risks and uncertainties related to the ability of third parties to fulfill their obligations related to the proposed acquisition, including providing financing under current financial market conditions;
  risks and uncertainties related to the ability of the parties to satisfy the conditions to closing the proposed acquisition and the risk that the proposed acquisition and the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all;
  risks and uncertainties associated with the effect of national, regional and international economic conditions;
  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
  the tightening of the credit markets and the Company's ability to obtain capital on satisfactory terms;
  given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;
  the performance of the Company's products within the prevailing retail environment;
  customer acceptance of both new designs and newly-introduced product lines;
  the Company's reliance on a few department store groups for large portions of the Company's business;
  the Company's ability to identify acquisition candidates and, in a competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;
  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;
  consolidation of the Company's retail customers;
  financial difficulties encountered by the Company's customers;
  the effects of vigorous competition in the markets in which the Company operates;
  the Company's ability to attract and retain qualified executives and other key personnel;
  the Company's reliance on independent foreign manufacturers, including political instability in countries where contractors and suppliers are located;
  changes in the costs of raw materials, labor, advertising and transportation, including the impact such changes may have on the pricing of the Company's products and the resulting impact on consumer acceptance of the Company's products at higher price points;
  the Company's ability to successfully implement new operational and financial information systems;
  the Company's ability to secure and protect trademarks and other intellectual property rights;
  the effects of extreme or unseasonable weather conditions; and
  the Company's ability to implement its strategic initiatives to enhance profitability.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by affiliates of Sycamore Partners, L.P. and Sycamore Partners A, L.P. In connection with the proposed acquisition, the Company has filed a preliminary proxy statement and other related documents with the SEC. The Company intends to file a definitive proxy statement with the SEC. BEFORE MAKING ANY VOTING DECISION, THE COMPANY'S SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The Company's shareholders will be able to obtain, without charge, a copy of the definitive proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. The Company's shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents (when available) by directing a request by mail or telephone to The Jones Group Inc. Investor Relations at 1411 Broadway, New York, NY 10018, telephone number (212) 703-9819, or from the Company's website, www.jonesgroupinc.com.

Certain Information Concerning Participants
The Company and its directors and officers and other persons may be deemed to be participants in the solicitation of proxies from the Company's shareholders with respect to the proposed acquisition. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the proxy statement for the Company's 2013 Annual Meeting of Shareholders, which was filed with the SEC on May 15, 2013. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed acquisition, which may be different than those of the Company's shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed acquisition filed with the SEC. Investors should read the definitive proxy statement carefully when it becomes available before making any voting or investment decisions.

THE JONES GROUP INC.
CONSOLIDATED OPERATING RESULTS

All amounts in millions, except per share data	FOURTH QUARTER				TOTAL YEAR
	2013		2012		2013		2012
	(UNAUDITED)		(UNAUDITED)		(UNAUDITED)
Net sales	$876.5	98.6%	$958.3	98.6%	$3,720.3	98.8%	$3,750.6	98.7%
Licensing income	11.5	1.3	13.2	1.4	43.2	1.1	46.2	1.2
Other revenues	0.9	0.1	0.4	0.0	1.4	0.0	1.3	0.0
Total revenues	888.9	100.0	971.9	100.0	3,764.9	100.0	3,798.1	100.0
Cost of goods sold	567.8	63.9	635.4	65.4	2,435.5	64.7	2,427.4	63.9
Gross profit	321.1	36.1	336.5	34.6	1,329.4	35.3	1,370.7	36.1
SG&A expenses	308.1	34.7	317.3	32.6	1,225.9	32.6	1,226.9	32.3
Trademark impairments	7.2	0.8	21.5	2.2	7.2	0.2	21.5	0.6
Goodwill impairment	49.9	5.6	47.6	4.9	49.9	1.3	47.6	1.3
Operating (loss) income	(44.1)	(5.0)	(49.9)	(5.1)	46.4	1.2	74.7	2.0
Net interest expense and financing costs (1)	(14.0)	(1.6)	(55.8)	(5.7)	(60.3)	(1.6)	(145.1)	(3.8)
Equity in income of unconsolidated affiliate	1.4	0.2	1.1	0.1	0.6	0.0	2.5	0.1
Loss before (benefit) provision for income taxes	(56.7)	(6.4)	(104.6)	(10.8)	(13.3)	(0.4)	(67.9)	(1.8)
(Benefit) provision for income taxes	(9.6)	(1.1)	(24.5)	(2.5)	6.4	0.2	(12.9)	(0.3)
Net loss	(47.1)	(5.3)	(80.1)	(8.2)	(19.7)	(0.5)	(55.0)	(1.4)
Less: (loss) income attributable to noncontrolling interests	(0.9)	(0.1)	0.2	0.0	0.1	0.0	1.1	0.0
Loss attributable to Jones	$(46.2)	(5.2)%	$(80.3)	(8.3)%	$(19.8)	(0.5)%	$(56.1)	(1.5)%
Loss per share (2)
Net loss	$(47.1)		$(80.1)		$(19.7)		$(55.0)
Less: (loss) income attributable to noncontrolling interests	(0.9)		0.2		0.1		1.1
Loss attributable to Jones	(46.2)		(80.3)		(19.8)		(56.1)
Less: loss allocated to participating securities	(1.6)		(2.2)		(0.7)		(1.8)
Loss available to common stockholders of Jones	$(44.6)		$(78.1)		$(19.1)		$(54.3)
Shares outstanding - diluted	72.8		73.7		73.0		74.9
Loss per share - diluted	$(0.61)		$(1.06)		$(0.26)		$(0.72)

Percentages may not add due to rounding.

(1)	Refer to item "j" on the Reconciliation of Non-GAAP Measures to GAAP for amounts impacting interest expense relating to adjustment of remaining consideration payable related to acquisition of Stuart Weitzman.
(2)	Loss per share is calculated under the "two-class method," where income or loss is allocated between common shares and participating securities (unvested restricted shares held by employees that have a nonforfeitable right to dividends). Both our common shares and participating securities share equally in dividend payments and earnings.

THE JONES GROUP INC.
Reconciliation of Non-GAAP Measures to GAAP
for the quarters and years ended December 31, 2013 and 2012
(UNAUDITED)

All amounts in millions, except per share data	FOURTH QUARTER		TOTAL YEAR
	2013	2012	2013	2012
Operating (loss) income	$(44.1)	$(49.9)	$46.4	$74.7
Adjustments:
Goodwill impairment (a)	49.9	47.6	49.9	47.6
Items affecting segment income:
Trademark impairments (a)	7.2	21.5	7.2	21.5
Expenses related to retail store closure plan (b)	-	0.4	11.1	1.9
Charges related to acquired businesses (c)	2.5	2.1	9.7	5.8
Other business development costs (d)	5.0	0.3	8.8	1.1
Present value adjustments to lease liabilities for properties not in use (e)	1.5	1.5	4.2	18.6
Severance and other charges related to executive management changes (f)	-	(0.7)	1.0	5.2
Impairment of wholesale customer relationships (g)	-	5.6	-	5.6
Gain on the sale of a trademark (h)	-	-	-	(3.1)
Other restructuring expenses and certain other charges (i)	13.8	2.4	24.2	17.9
Total adjustments to operating loss (income)	79.9	80.7	116.1	122.1
Adjusted operating income	$35.8	$30.8	$162.5	$196.8
Loss attributable to Jones (as reported)	$(46.2)	$(80.3)	$(19.8)	$(56.1)
(Benefit) provision for income taxes	(9.6)	(24.5)	6.4	(12.9)
Adjustments to operating (loss) income, from above	79.9	80.7	116.1	122.1
Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman (j)	-	40.5	(0.4)	88.3
Write off of intangible assets owned by unconsolidated affiliate (k)	-	-	0.4	-
Adjustments to non-controlling interest (l)	(1.1)	-	(1.1)	-
Adjusted income before provision for income taxes	23.0	16.4	101.6	141.4
Adjusted provision for income taxes	(1.9)	(5.8)	(31.3)	(45.4)
Adjusted income attributable to Jones	21.1	10.6	70.3	96.0
Less: adjusted income allocated to participating securities	(0.7)	(0.3)	(2.3)	(2.3)
Adjusted income available to common stockholders of Jones	$20.4	$10.3	$68.0	$93.7
Loss per share - diluted (as reported)	$(0.61)	$(1.06)	$(0.26)	$(0.72)
(Benefit) provision for income taxes	(0.12)	(0.32)	0.08	(0.17)
Goodwill impairment (a)	0.65	0.63	0.65	0.62
Items affecting segment income:
Trademark impairments (a)	0.09	0.28	0.09	0.28
Expenses related to retail store closure plan (b)	-	0.01	0.14	0.02
Charges related to acquired businesses (c)	0.03	0.03	0.13	0.07
Other business development costs (d)	0.06	-	0.11	0.01
Present value adjustments to lease liabilities for properties not in use (e)	0.02	0.02	0.06	0.24
Severance and other charges related to executive management changes (f)	-	(0.01)	0.01	0.07
Impairment of wholesale customer relationships (g)	-	0.07	-	0.07
Gain on the sale of a trademark (h)	-	-	-	(0.04)
Other restructuring expenses and certain other charges (i)	0.18	0.03	0.32	0.23
Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman (j)	-	0.54	(0.01)	1.15
Write off of intangible assets owned by unconsolidated affiliate (k)	-	-	0.01	-
Adjustments to non-controlling interest (l)	(0.01)	-	(0.01)	-
Adjusted income before provision for income taxes	0.29	0.22	1.32	1.83
Adjusted provision for income taxes	(0.02)	(0.08)	(0.41)	(0.59)
Adjusted earnings per share - diluted	$0.27	$0.14	$0.91	$1.24
Non-GAAP adjustments affecting revenue by segment (m):
Domestic wholesale sportswear (i)	$3.0	$-	$3.0	$-
Domestic wholesale jeanswear	-	-	-	-
Domestic wholesale footwear and accessories (i)	0.5	0.2	0.8	0.3
Domestic retail	-	-	-	-
International wholesale	-	-	-	-
International retail	-	-	-	-
Licensing, other & eliminations	-	-	-	-
Total	$3.5	$0.2	$3.8	$0.3
Non-GAAP adjustments affecting income by segment (m):
Domestic wholesale sportswear (c,f,i)	$6.6	$1.9	$11.6	$7.4
Domestic wholesale jeanswear (e,f,i)	0.7	0.3	1.5	1.8
Domestic wholesale footwear and accessories (e,f,i)	3.9	1.3	8.4	23.7
Domestic retail (b,f,i)	4.1	0.4	15.5	5.0
International wholesale (c,f,g,i)	0.3	5.3	2.6	6.1
International retail (c,i)	1.4	1.7	6.2	6.3
Licensing, other & eliminations (a,c,d,f,g,h,i)	13.0	22.2	20.4	24.2
Total	$30.0	$33.1	$66.2	$74.5

Net cash provided by operating activities	$92.4	$112.7
Payments of acquisition consideration payable (n)	20.5	94.6
Adjusted cash provided by operating activities	$112.9	$207.3

(a)	Represents the impairments recorded as a result of the annual review of our indefinite-lived assets and goodwill in accordance with GAAP.
(b)	2013 and 2012 include severance, fixed asset impairment and other charges and credits related to the closure of underperforming retail locations.
(c)	2013 and 2012 include the fair value adjustments of the contingent consideration payable for the Robert Rodriguez acquisition and the amortization of certain acquired intangible assets related to the acquisition of Kurt Geiger and Brian Atwood (2012 only).
(d)	2013 and 2012 include investment consulting fees, legal fees, accounting fees and other items related to acquisitions and other business development activities.
(e)	2013 and 2012 include present value accruals and adjustments for liabilities related to leases on properties currently not in use.
(f)	2013 and 2012 include severance, restricted stock, and other charges related to executive management changes.
(g)	2012 includes a partial impairment of the acquired wholesale customer relationship intangible asset associated with the acquisition of Kurt Geiger.
(h)	2012 includes the gain on the sale of the Sam & Libby trademark.
(i)	2013 and 2012 include severance, occupancy, and other costs related to the restructuring of corporate and business support functions and other charges not considered by management to be part of ongoing operations.
(j)	2013 and 2012 represent the fair value adjustment of the remaining consideration payable related to the acquisition of Stuart Weitzman.
(k)	2013 includes the write off of a discontinued trade name owned by an unconsolidated affiliate.
(l)	Represents the portion of the impairments recorded as a result of the required annual review of our indefinite-lived assets and goodwill in accordance with GAAP allocated to the non-controlling interest.
(m)	See "Segment Information" page for the presentation of GAAP and Adjusted amounts.
(n)	Represents the amount of acquisition consideration related to the Stuart Weitzman acquisition paid through operating cash flow.

THE JONES GROUP INC.
SEGMENT INFORMATION
(UNAUDITED)

Dollars in millions	Domestic Wholesale Sportswear	Domestic Wholesale Jeanswear	Domestic Wholesale Footwear & Accessories	Domestic Retail	International Wholesale	International Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended December 31, 2013
Revenues	$134.4	$169.5	$203.8	$153.4	$78.9	$137.4	$11.5	$888.9
Segment (loss) income	$(14.7)	$8.2	$12.1	$(5.7)	$7.4	$8.5	$(10.0)	5.8
Segment margin	(10.9% )	4.8%	5.9%	(3.7% )	9.4%	6.2%		0.7%
Net interest expense								(14.0)
Equity in income of unconsolidated affiliate								1.4
Goodwill impairment								(49.9)
Loss before benefit for income taxes								$(56.7)
Segment revenues	$134.4	$169.5	$203.8	$153.4	$78.9	$137.4	$11.5	$888.9
Adjustments affecting segment revenues (b)	3.0	-	0.5	-	-	-	-	3.5
Adjusted segment revenues	$137.4	$169.5	$204.3	$153.4	$78.9	$137.4	$11.5	$892.4
Segment (loss) income	$(14.7)	$8.2	$12.1	$(5.7)	$7.4	$8.5	$(10.0)	$5.8
Adjustments affecting segment income (b)	6.6	0.7	3.9	4.1	0.3	1.4	13.0	30.0
Adjusted segment (loss) income	$(8.1)	$8.9	$16.0	$(1.6)	$7.7	$9.9	$3.0	$35.8
Adjusted segment margin	(5.9% )	5.3%	7.8%	(1.0% )	9.8%	7.2%		4.0%

For the fiscal quarter ended December 31, 2012
Revenues	$164.8	$208.5	$208.5	$166.0	$86.9	$124.0	$13.2	$971.9
Segment (loss) income	$(7.1)	$14.2	$11.4	$(10.9)	$4.7	$4.5	$(19.1)	(2.3)
Segment margin	(4.3% )	6.8%	5.5%	(6.6% )	5.4%	3.6%		(0.2% )
Net interest expense (a)								(55.8)
Equity in income of unconsolidated affiliate								1.1
Goodwill impairment								(47.6)
Loss before benefit for income taxes								$(104.6)
Segment revenues	$164.8	$208.5	$208.5	$166.0	$86.9	$124.0	$13.2	$971.9
Adjustments affecting segment revenues (b)	-	-	0.2	-	-	-	-	0.2
Adjusted segment revenues	$164.8	$208.5	$208.7	$166.0	$86.9	$124.0	$13.2	$972.1
Segment (loss) income	$(7.1)	$14.2	$11.4	$(10.9)	$4.7	$4.5	$(19.1)	$(2.3)
Adjustments affecting segment income (b)	1.9	0.3	1.3	0.4	5.3	1.7	22.2	33.1
Adjusted segment (loss) income	$(5.2)	$14.5	$12.7	$(10.5)	$10.0	$6.2	$3.1	$30.8
Adjusted segment margin	(3.2% )	7.0%	6.1%	(6.3% )	11.5%	5.0%		3.2%

(a)	Refer to item "j" on the Reconciliation of Non-GAAP Measures to GAAP for amounts impacting interest expense relating to adjustment of remaining consideration payable related to acquisition of Stuart Weitzman.
(b)	See "Reconciliation of Non-GAAP Measures to GAAP" page.

THE JONES GROUP INC.
SEGMENT INFORMATION

Dollars in millions	Domestic Wholesale Sportswear	Domestic Wholesale Jeanswear	Domestic Wholesale Footwear & Accessories	Domestic Retail	International Wholesale	International Retail	Licensing, Other & Eliminations	Consolidated
For the year ended December 31, 2013 (Unaudited)
Revenues	$671.1	$822.9	$916.5	$564.4	$329.3	$417.5	$43.2	$3,764.9
Segment (loss) income	$(5.5)	$76.3	$69.9	$(62.0)	$34.8	$3.8	$(21.0)	96.3
Segment margin	(0.8% )	9.3%	7.6%	(11.0% )	10.6%	0.9%		2.6%
Net interest expense (a)								(60.3)
Equity in income of unconsolidated affiliate								0.6
Goodwill impairment								(49.9)
Loss before provision for income taxes								$(13.3)
Segment revenues	$671.1	$822.9	$916.5	$564.4	$329.3	$417.5	$43.2	$3,764.9
Adjustments affecting segment revenues (b)	3.0	-	0.8	-	-	-	-	3.8
Adjusted segment revenues	$674.1	$822.9	$917.3	$564.4	$329.3	$417.5	$43.2	$3,768.7
Segment (loss) income	$(5.5)	$76.3	$69.9	$(62.0)	$34.8	$3.8	$(21.0)	$96.3
Adjustments affecting segment income (b)	11.6	1.5	8.4	15.5	2.6	6.2	20.4	66.2
Adjusted segment income (loss)	$6.1	$77.8	$78.3	$(46.5)	$37.4	$10.0	$(0.6)	$162.5
Adjusted segment margin	0.9%	9.5%	8.5%	(8.2% )	11.4%	2.4%		4.3%

For the year ended December 31, 2012
Revenues	$782.0	$746.7	$919.7	$584.6	$330.0	$388.9	$46.2	$3,798.1
Segment income (loss)	$38.0	$53.0	$57.4	$(51.7)	$33.8	$5.5	$(13.7)	122.3
Segment margin	4.9%	7.1%	6.2%	(8.8% )	10.2%	1.4%		3.2%
Net interest expense (a)								(145.1)
Equity in income of unconsolidated affiliate								2.5
Goodwill impairment								(47.6)
Loss before benefit for income taxes								$(67.9)
Segment revenues	$782.0	$746.7	$919.7	$584.6	$330.0	$388.9	$46.2	$3,798.1
Adjustments affecting segment revenues (b)	-	-	0.3	-	-	-	-	0.3
Adjusted segment revenues	$782.0	$746.7	$920.0	$584.6	$330.0	$388.9	$46.2	$3,798.4
Segment income (loss)	$38.0	$53.0	$57.4	$(51.7)	$33.8	$5.5	$(13.7)	$122.3
Adjustments affecting segment income (b)	7.4	1.8	23.7	5.0	6.1	6.3	24.2	74.5
Adjusted segment income (loss)	$45.4	$54.8	$81.1	$(46.7)	$39.9	$11.8	$10.5	$196.8
Adjusted segment margin	5.8%	7.3%	8.8%	(8.0% )	12.1%	3.0%		5.2%

(a)	Refer to item "j" on the Reconciliation of Non-GAAP Measures to GAAP for amounts impacting interest expense relating to adjustment of remaining consideration payable related to acquisition of Stuart Weitzman.
(b)	See "Reconciliation of Non-GAAP Measures to GAAP" page.

THE JONES GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

All amounts in millions	December 31, 2013	December 31, 2012
	(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$116.4	$149.6
Accounts receivable	347.0	381.0
Inventories	543.8	486.7
Prepaid income taxes	11.9	5.5
Deferred taxes	32.0	33.2
Other current assets	50.6	40.7
Total current assets	1,101.7	1,096.7
Property, plant and equipment, at cost, less accumulated depreciation and amortization	249.0	278.1
Goodwill	166.4	215.3
Other intangibles, less accumulated amortization	852.4	869.7
Other assets	142.4	135.7
Total assets	$2,511.9	$2,595.5

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$256.6	$2.2
Current portion of acquisition consideration payable	2.6	30.3
Accounts payable	253.3	257.5
Accrued expenses and other current liabilities	154.1	162.2
Total current liabilities	666.6	452.2
Long-term debt and obligations under capital leases	692.5	955.7
Deferred taxes	70.4	56.7
Acquisition consideration payable	4.0	6.0
Other	94.9	118.6
Total liabilities	1,528.4	1,589.2
Redeemable noncontrolling interest	0.2	0.6
Equity	983.3	1,005.7
Total liabilities and equity	$2,511.9	$2,595.5

THE JONES GROUP INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

All amounts in millions	Year Ended
	December 31, 2013	December 31, 2012
	(UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(19.7)	$(55.0)
Adjustments to reconcile net loss to net cash provided by operating activities, net of acquisitions:
Amortization of restricted stock	23.3	19.7
Depreciation and other amortization	87.6	90.1
Goodwill impairment losses	49.9	47.6
Trademark impairment losses	7.2	21.5
Other impairment losses	8.6	6.7
Adjustments to acquisition consideration payable	0.2	84.4
Equity in income of unconsolidated affiliate	(0.6)	(2.5)
Deferred taxes	5.3	(26.4)
Other items, net	3.8	(1.9)
Changes in operating assets and liabilities:
Accounts receivable	34.8	(29.4)
Inventories	(55.1)	7.6
Accounts payable	(5.2)	18.2
Income taxes payable/prepaid taxes	(8.5)	(0.4)
Acquisition consideration payable	(20.5)	(94.6)
Other assets and liabilities, net	(18.7)	27.1
Total adjustments	112.1	167.7
Net cash provided by operating activities	92.4	112.7
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(58.7)	(76.5)
Notes receivable issued	(7.6)	-
Acquisition of additional equity interest in GRI Group Limited	(14.7)	-
Contingent consideration paid related to investment in GRI Group Limited	-	(3.5)
Acquisition of Brian Atwood, net of cash acquired	(0.5)	(4.4)
Other	0.1	4.9
Net cash used in investing activities	(81.4)	(79.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of 6.875% Senior Notes due 2019	-	103.5
Debt issuance costs	-	(2.6)
Costs related to secured revolving credit agreement	(0.3)	(0.3)
Dividends paid	(15.4)	(15.5)
Payments of acquisition consideration payable	(9.4)	(163.9)
Repurchase of common shares	(14.5)	(44.0)
Other	(3.2)	(0.7)
Net cash used in financing activities	(42.8)	(123.5)
EFFECT OF EXCHANGE RATES ON CASH	(1.4)	1.1
NET DECREASE IN CASH AND CASH EQUIVALENTS	(33.2)	(89.2)
CASH AND CASH EQUIVALENTS, BEGINNING	149.6	238.8
CASH AND CASH EQUIVALENTS, ENDING	$116.4	$149.6